Noble Corporation plc Second Quarter 2025 Earnings Conference Call August 6, 2025

Disclaimer Forward-Looking Statements This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. All statements other than statements of historical facts included in this communication are forward looking statements. These statements, opinions, forecasts, scenarios and projections relate to, among other things, the long-term objectives of Noble Corporation plc (“Noble” or the “Company”), those regarding future guidance, revenue, adjusted EBITDA, the offshore drilling market and demand fundamentals, realization and timing of integration synergies, costs, the benefits or results of acquisitions or dispositions such as the acquisition of Diamond Offshore Drilling, Inc. (the “Diamond Transaction”), free cash flow expectations, capital expenditures, including estimates for 2026 capital expenditures and 2026 free cash flow, capital allocation expectations, including planned dividends and share repurchases, contract backlog, including projections for the achievement of performance incentives, rig demand, expected future contracts, options or extensions on existing contracts, anticipated contract start dates, major project schedules, dayrates and duration, any asset sales or the retirement of rigs, access to capital, fleet condition and utilization, timing and amount of insurance recoveries and 2025 financial guidance. Forward-looking statements involve risks, uncertainties and assumptions, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. When used in this communication, or in the documents incorporated by reference, the words “guidance,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “achieve,” “shall,” “target,” “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. Risks and uncertainties include, but are not limited to, those detailed in Noble’s most recent Annual Report on Form 10-K, Quarterly Reports Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us. With respect to our capital allocation policy, distributions to shareholders in the form of either dividends or share buybacks are subject to the Board of Directors’ assessment of factors such as business development, growth strategy, current leverage and financing needs. There can be no assurance that a dividend or buyback program will be declared or continued. Non-GAAP Measures This presentation includes certain financial measures that we use to describe the Company's performance that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The non-GAAP information presented herein provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. The Company defines "Adjusted EBITDA" as net income adjusted for interest expense, net of amounts capitalized; interest income and other, net; income tax benefit (provision); and depreciation and amortization expense, as well as, if applicable, gain (loss) on extinguishment of debt, net; losses on economic impairments; restructuring and similar charges; costs related to mergers and integrations; and certain other infrequent operational events. We believe that the Adjusted EBITDA measure provides greater transparency of our core operating performance. The Company defines net debt as indebtedness minus cash and cash equivalents; free cash flow as net cash provided by (used in) operating activities less capital expenditures net of proceeds from insurance claims; adjusted EBITDA margin as adjusted EBITDA divided by total revenues; and net leverage as net debt divided by annualized adjusted EBITDA from the most recently reported quarter. Noble believes these metrics and performance measures are widely used by the investment community and are useful in comparing investments among upstream oil and gas companies in making investment decisions or recommendations. These measures may have differing calculations among companies and investment professionals and a non-GAAP measure should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. Please see the Appendix to this communication for more information regarding the non-GAAP measures in this communication. Additionally, due to the forward-looking nature of Adjusted EBITDA and capital expenditures (net of reimbursements), management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure. Accordingly, the company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort. Contract Backlog The duration and timing (including both starting and ending dates) of the customer contracts are estimates only, and customer contracts are subject to cancellation, suspension, delays for a variety of reasons, and for certain customers, reallocation of term among contracted rigs, including some beyond Noble’s control. The contract backlog represents the maximum contract drilling revenues that can be earned when only considering the contractual operating dayrate in effect during the firm contract period. The actual average dayrate will depend upon a number of factors (rig downtime, suspension of operations, etc.) including some beyond Noble’s control. The dayrates do not include revenue for mobilizations, demobilizations, upgrades, contract preparation, shipyards or recharges, unless specifically otherwise stated. Dayrates do not generally include revenue for performance incentives, with the exception of approximately 40% assumed performance revenue realized on a combined basis under certain long-term contracts with Shell (US) and TotalEnergies (Suriname). 2

Summary

Approximately $380M in New Contracts[1]

Globetrotter I, Innovator, Intrepid, Resilient, Stanley Lafosse, Viking

Q2 Adjusted EBITDA of $282M, Free Cash Flow of $107M

Integration progressing well with synergy milestones effectively delivered

Consistent Return of Capital Program

>$1.1B returned since Q4-22 including announced Q3 dividend of $0.50 per share.

Fleet Rationalization

Completed: Meltem, Scirocco | Planned: Globetrotter II, Highlander, Reacher

2025 Guidance Update: Adjusted EBITDA and Capex Increased, Revenue Lowered

Revised guidance ranges detailed on page 10

1) New contracts as of 8/5/2025 fleet status report.

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Second Quarter Financial Highlights Adjusted EBITDA $282M $338M Capital expenditures, net of insurance proceeds $110M $98M Free cash flow $107M $173M Net debt $1,640M $1,675M Backlog $6.9B $7.5B Adjusted EBITDA margin 33% 39% Net Leverage 1.3x 1.4x 4 Prior quarter figures for Q1 2025 shown below Liquidity $870M $834M

Current Backlog Stands at $6.9 Billion 2025 2026 2027 2028 Floaters Jackups 62% 49% 20%36% Percentage of available days committed1 Backlog ($B) and Contract Coverage 5 1.1 2.3 1.6 1.0 1) Committed days on total marketed fleet of 35 rigs, excluding three rigs planned for retirement, per 8/5/2025 fleet status report. 2029-2031 0.9 5%

2025 2026 2027 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Noble Faye Kozack (7g dual BOP) Noble Tom Madden (7g dual BOP) Noble BlackLion (7g dual BOP) Noble Sam Croft (7g dual BOP) Noble BlackRhino (7g dual BOP) Noble Don Taylor (7g dual BOP) Noble Voyager (7g dual BOP) Noble Gerry de Souza (6g dual BOP) Noble Bob Douglas (7g dual BOP) Noble BlackHawk (7g dual BOP) Noble Globetrotter I (6g) Noble Venturer (7g dual BOP) Noble BlackHornet (7g dual BOP) Noble Valiant (7g dual BOP) Noble Stanley Lafosse (7g dual BOP) Noble Viking (7g) Firm contract period 6 Recent Highlights • Stanley Lafosse: five-well option exercised by current customer in US Gulf extending rig until August 2027. Plus one five-well option. • Valiant: confirmed as second rig for TotalEnergies in Suriname (Q4 2026). • Venturer: confirmed as second rig for Shell in US Gulf (Q4 2027). • Viking: one well plus options with TotalEnergies in Papua New Guinea (Q4 2025). • Globetrotter I: two wells with OMV in Black Sea (Q4 2025). Drillship Fleet Overview Options As of 8/5/25 fleet status.

Semisubmersible Fleet Overview


2025
2026
2027
Q1
Q2
Q3
Q4
Noble Deliverer (6g)
Noble Developer (6g)
Noble Discoverer (6g)
Ocean GreatWhite (HE 6g)
Noble Courage (6g)
Ocean Apex (5g)
Noble Endeavor (HE 5g)
Noble Patriot (HE 3g)

Recent Highlights

- Developer: commenced Petronas Suriname contract (July).

As of 8/5/25 fleet status

Firm contract period   Options

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Jackup Fleet Overview


2025
2026
2027
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
ULTRA HARSH ENVIRONMENT
Noble Innovator (CJ70)
Noble Integrator (CJ70)
Noble Interceptor (CJ70)
Noble Intrepid (CJ70)
Noble Invincible (CJ70)
HARSH ENVIRONMENT
Noble Resilient (CJ50)
Noble Resolute (CJ50)
Noble Resolve (CJ50)
Noble Tom Prosser (JU-3000N)
Noble Mick O'Brien (JU-3000N)
Noble Regina Allen (JU-3000N)

As of 8/5/25 fleet status

Firm contract period   Options

Recent Highlights

- Innovator: six wells (min 387 days) in UK (Q3 2026). Plus two option wells.
- Intrepid: two wells (~160 days) in UK (Q2 2026). Plus options.
- Resilient: 92 days in UK (Aug 2025). Plus options.

NOBLE

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Financial Overview Quarter End 3/31/2025 Quarter End 6/30/2025 ($ millions) 874849Revenue 338282Adjusted EBITDA 39%33%margin % 10843Net Income 0.670.27Diluted EPS 271216Cash flow from operations 98110Cash paid for capital expenditures, net of proceeds from insurance claims 173107Free cash flow 1,6751,640Net debt 1 1.4x1.3xNet Leverage 2 834870Liquidity 3 1) Net debt defined as total indebtedness minus cash and cash equivalents. 2) Net Leverage ratio defined as net debt divided by TTM Adjusted EBITDA for the period. 3) 6/30/25 liquidity includes $338 million cash and cash equivalents plus $532 million RCF availability net of Letters of Credit outstanding Non-GAAP to GAAP reconciliations provided on page 11. 9

Revenue 3,200 – 3,300 3,250 – 3,450 Adjusted EBITDA 1,075 – 1,150 1,050 – 1,150 Capital Additions, net of reimbursements 400 – 450 375 - 425 Full Year 2025 Guidance Update $ millions 10 Denotes prior guidance

Appendix: Reconciliation to GAAP Measures

Reconciliation of Adjusted EBITDA	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Three Months Ended March 31, 2025
Net income (loss)	$ 42,872	$ 195,008	$ 108,303
Income tax (benefit) provision	57,096	(5,228)	40,406
Interest expense, net of amounts capitalized	39,997	11,996	40,467
Interest income and other, net	(4,712)	8,183	(1,837)
Depreciation and amortization	147,085	90,770	143,137
Amortization of intangible assets and contract liabilities, net	(915)	(22,497)	(7,450)
Merger and integration costs	5,302	10,618	14,920
(Gain) loss on sale of operating assets, net	(4,751)	(17,357)	—
Adjusted EBITDA	$ 281,974	$ 271,493	$ 337,946
Total revenue	$ 848,652	$ 692,844	$ 874,487
Adjusted EBITDA margin	33 %	39 %	39 %

Reconciliation of Free Cash Flow and Capital expenditures, net of proceeds from insurance claims	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Three Months Ended March 31, 2025
Net cash provided by (used in) operating activities	$ 216,357	$ 106,791	$ 271,060
Capital expenditures	(116,581)	(132,513)	(113,536)
Proceeds from insurance claims	6,810	—	15,391
Free cash flow	$ 106,586	$ (25,722)	$ 172,915

Reconciliation of Net Debt	June 30, 2025	December 31, 2024
Long-term debt	$ 1,978,027	$ 1,980,186
Cash and cash equivalents	338,185	247,303
Net Debt	$ 1,639,842	$ 1,732,883

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